Exhibit 8.1

SIDLEY AUSTIN LLP 787 SEVENTH AVENUE NEW YORK, NY 10019 +1 212 839 5300 +1 212 839 5599 FAX AMERICA • ASIA PACIFIC • EUROPE

January 30, 2026

Two Harbors Investment Corp.
1601 Utica Avenue South, Suite 900
St. Louis Park, MN 55416

Ladies and Gentlemen:

We have acted as counsel to Two Harbors Investment Corp., a Maryland corporation (the “Company”), in connection with (i) the Merger, as defined in the Agreement and Plan of Merger (the “Merger Agreement”) dated as of December 17, 2025, by and among UWM Holdings Corporation, a Delaware corporation (the “Parent”), UWM Acquisitions 1, LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Merger Sub”), and the Company and (ii) the preparation of the related the registration statement on Form S-4, including a proxy statement/prospectus (as amended through the date hereof, the “Registration Statement”) filed by Parent on January 30, 2026, with the Securities and Exchange Commission under the Securities Act of 1933.  Unless otherwise defined, capitalized terms used herein have the meanings assigned to them in the Merger Agreement.

In rendering the opinions set forth below:

(a)  we have examined and relied upon the Registration Statement, as amended, the Merger Agreement (including all exhibits and attachments thereto), the officer’s certificates of the Company and Parent dated as of the date hereof (the “Representation Letters” and, together with the Merger Agreement and the Registration Statement, the “Transaction Documents”), and such other agreements, instruments, documents and records as we have deemed necessary or appropriate for the purposes of this opinion letter;

(b)  we have assumed, without independent investigation or inquiry, (i) the authenticity and completeness of all documents submitted to us as originals, (ii) the genuineness of all signatures on all documents that we examined, (iii) the conformity to authentic originals and completeness of documents submitted to us as certified, conformed or reproduction copies, (iv) the legal capacity of all natural persons executing documents, (v) the due authorization, execution and delivery of the Transaction Documents, (vi) the valid existence and good standing of all parties to the Transaction Documents, and (vii) the enforceability of the Transaction Documents;

(c)  we have also assumed, with your permission, that (i) all covenants, representations and other undertakings set forth in the Transaction Documents have been or will be performed in accordance with the terms thereof, (ii) the transactions contemplated by the Merger Agreement have been or will be consummated in accordance with the terms thereof and applicable corporation laws, (iii) none of the terms and conditions contained in the Merger Agreement have been or will be waived or modified, and (iv) aside from the Transaction Documents, there are no other written or oral agreements or arrangements between the parties regarding the Merger;

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

(d) we have examined and relied upon, and have assumed, without independent investigation or inquiry, the accuracy of, all statements regarding factual matters, representations, warranties and covenants contained in the Transaction Documents and the statements made in the certificates of officers and representatives of the Company and Parent delivered to us, including the Representation Letters, and with respect to any statements, representations and warranties in any of the foregoing that are made “to the knowledge of” or “based on the belief” of the Company, Parent or any other person that are similarly qualified, we have assumed that such statements, representations and warranties are accurate, in each case without such qualification, and, as to all matters for which a person or entity has represented that such person or entity does not have any plan or intention, we have assumed that there is no such plan or intention; and

(e)  we have assumed that, pursuant to the Merger Agreement, the Company, Parent and the Merger Sub will treat the Merger for United States federal income tax purposes, and will report the Merger on their respective United States federal income tax returns (to the extent applicable), in a manner consistent with the opinions set forth below.

No assurance can be given as to the effect on the opinions set forth below if any of the foregoing assumptions is or becomes inaccurate.

Based solely upon and subject to the foregoing and the limitations, qualifications and assumptions set forth herein, we are of the opinion that under current United States federal income tax law, (a) (i) the Merger will be treated as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) each of Parent and Company will be a party to such reorganization within the meaning of Section 368(b) of the Code, and (iii) no gain or loss will be recognized by holders of Company Common Stock upon the receipt of shares of Parent Common Stock in exchange for their shares of Company Common Stock, except to the extent of any cash received in lieu of fractional shares of Parent Common Stock; and (b) the descriptions of the law and the legal conclusions contained in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences of the Merger” are correct in all material respects.

These opinions are based upon the Code, the Treasury Regulations thereunder, and administrative and judicial interpretations thereof, all as in effect on the date hereof.  It should be noted that such laws, Treasury Regulations, judicial decisions, administrative interpretations and other authorities are subject to change at any time and, in some circumstances, with retroactive effect.  A change in any of the authorities upon which our opinions are based, or any variation or difference in any fact from those set forth or assumed herein, could affect our conclusions herein.  No assurance can be given that the Internal Revenue Service will agree with this opinion or that, if the Internal Revenue Service were to take a contrary position, such position of the Internal Revenue Service would not ultimately be sustained by the courts.

We inform you that any United States federal income tax advice contained in this opinion letter is limited to the United States federal income tax issues addressed above.  Additional issues may exist that could affect the United States federal income tax treatment of the Merger that is the subject of this opinion letter and this opinion letter does not consider or provide a conclusion with respect to any additional issues.  Other than as expressly stated above, we express no opinion regarding the tax treatment of the Merger under the laws of the United States or any state or local government within the United States or under the laws of any foreign country.  Additionally, we express no opinion regarding any other tax consequences of the transactions, or on any issue relating to the Company, Parent or the Merger Sub, in each case, to any investment therein or under any other law.

The opinions set forth above are expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the matters stated, represented or assumed herein or any subsequent changes in applicable law or interpretations thereof.  We assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances that may hereafter come to our attention with respect to the opinions expressed above, including any changes in applicable law that may hereafter occur.

This opinion letter is rendered only as of the date hereof and could be affected by changes in facts, circumstances or the law, or other events or developments that hereafter may occur or be brought to our attention.  We assume no responsibility to advise you or any other person of any such change, event or development.

This opinion letter is rendered only to the Company in connection with (i) the Merger and (ii) the preparation of the Registration Statement. This opinion letter may not be relied upon for any other purpose, or relied upon by any other person or entity for any purpose without our prior written consent.

We consent to filing this opinion letter as an exhibit to the Registration Statement and to the reference to Sidley Austin LLP and this opinion letter in the Registration Statement under the heading “Material U.S. federal Income Tax Consequences of the Merger.”  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

Sincerely,

/s/ Sidley Austin LLP

Sidley Austin LLP